Exhibit No. 16

                                POWER OF ATTORNEY

         I, Brian M. Storms, Director and President (Chief Executive Officer) of PaineWebber Cashfund, Inc., PaineWebber Financial Services Growth Fund Inc., PaineWebber Master Series, Inc., PaineWebber RMA Money Fund, Inc. and PaineWebber RMA Tax-Free Fund, Inc. (each a "Corporation"), hereby constitute and appoint Amy R. Doberman, Dianne E. O'Donnell, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Benjamin J. Haskin, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacities as Director and as President (Chief Executive Officer) of each Corporation, any amendments to the current registration statement of the Corporation on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to registration statements and other instruments.

     SIGNATURE                      TITLE                          DATE

/S/ BRIAN M. STORMS         Director and President           November 13, 2000
-------------------        (Chief Executive Officer)
Brian M. Storms